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                                                                      EXHIBIT 11

               PHYSICIAN RELIANCE NETWORK, INC.  AND SUBSIDIARIES

                    NET INCOME PER COMMON EQUIVALENT SHARES
                 (IN THOUSANDS,EXCEPT SHARE AND PER SHARE DATA)



                                                                        THREE MONTHS ENDED         THREE MONTHS ENDED
                                                                             MARCH 31,                 MARCH 31,
                                                                               1996                      1995
                                                                         ----------------          ----------------
Weighted average common shares outstanding                                     21,257,261                16,817,604
Incremental shares related to assumed exercise of stock options                   478,245                   280,129
                                                                         ----------------          ----------------

Weighted average common and common equivalent shares-
primary                                                                        21,735,506                17,097,733

Incremental shares related to assumed conversion of common
stock subscribed                                                                     --                     522,304
                                                                         ----------------          ----------------

Weighted average common and common equivalent shares-
fully diluted                                                                  21,735,506                17,620,037
                                                                         ================          ================



Net income                                                               $          5,173          $          2,073
                                                                         ----------------          ----------------



Net income per share (primary and fully diluted)                         $           0.24          $           0.12
                                                                         ================          ================